UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2018

EastGroup Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-07094	13-2711135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, Mississippi		39157
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	6013543555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 24, 2018, the stockholders (i) elected the ten director nominees; (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year; and (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers.

The results of the voting for the ten director nominees were as follows:

Name	Affirmative	Negative	Abstentions	Broker Non-Votes
D. Pike Aloian	28,455,084	2,240,570	30,835	2,457,476
H.C. Bailey, Jr.	28,720,355	1,984,785	21,349	2,457,476
H. Eric Bolton, Jr.	30,630,016	75,643	20,830	2,457,476
Donald F. Colleran	30,611,956	93,436	21,097	2,457,476
Hayden C. Eaves, III	29,634,389	1,064,205	27,895	2,457,476
Fredric H. Gould	28,313,714	2,390,913	21,862	2,457,476
David H. Hoster II	29,910,348	753,500	62,641	2,457,476
Marshall A. Loeb	30,232,687	472,869	20,933	2,457,476
Mary E. McCormick	28,628,878	2,069,388	28,223	2,457,476
Leland R. Speed	30,059,808	644,849	21,832	2,457,476

The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year were as follows:

Affirmative	Negative	Abstentions
32,367,728	793,099	23,138

The results for the advisory vote on executive compensation for 2017 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
29,933,684	731,651	61,154	2,457,476

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastGroup Properties, Inc.

May 30, 2018	By:	Brent W. Wood

Name: Brent W. Wood
Title: Executive Vice President, Chief Financial Officer and Treasurer